Exhibit 10.3

Amended and Restated

Supplementary Pension Plan

for Designated Managers

of Domtar Inc.

As in effect on March 7, 2007,  amended and restated on April 30, 2013, and further on December 7, 2016

Table of Contents

1)	Introduction1
2)	Definitions1
3)	Normal Retirement4
4)	Early Retirement5
5)	Deferral of Early Retirement Pension6
6)	Termination of Employment6
7)	Normal Form of Pension7
8)	Optional Forms of Pension7
9)	Death Before Commencement of Pension Payments8
10)	Death After Commencement of Pension Payments8
11)	Disability9
12)	Administration9
13)	Funding9
14)	Non-Alienation of Benefits11
15)	Conflicts or Inconsistencies11
16)	Amendments11
17)	General Provisions12

1.	Introduction
1.1	The present document constitutes the Supplementary Pension Plan for Designated Managers of Domtar Inc., hereinafter called the “Supplementary Pension Plan”.

1.2

The purpose of the Supplementary Pension Plan is to provide Designated Managers of the Company with additional retirement benefits in excess of those that may be payable in accordance with the provisions of the Base Plan.

1.3

Effective March 7, 2007, the Supplementary Pension Plan is closed to new membership. However, Designated Managers participating to the Supplementary Pension Plan on that date will continue to accumulate benefits in accordance with its provisions.

2.	Definitions

2.1Accrued Retirement Pension: at any date, the sum of (a) and (b) below:

(a)	the sum of (i) and (ii) below:
(i)	1.3% of the Member’s Best Average First Level Earnings multiplied by the number of years of Credited Service before January 1, 2000;
(ii)	2% of the Member’s Best Average Second Level Earnings multiplied by the number of years of Credited Service before January 1, 2000;
(b)	the sum of (iii) and (iv) below:
(iii)	1.5% of the Member’s Best Average First Level Earnings multiplied by the number of years of Credited Service from January 1, 2000;
(iv)	2% of the Member’s Best Average Second Level Earnings multiplied by the number of years of Credited Service from January 1, 2000.

2.2	Base Plan: the Domtar Pension Plan for Non-Negotiated Employees, as may be amended from time to time.

2.3

Best Average Earnings: has the meaning assigned to that expression in the Base Plan except that “Best Average Earnings” for the purposes of the Supplementary Pension Plan shall be determined based on Earnings as defined for the purposes of the Supplementary Pension Plan. Furthermore, for a Member who Separates from Service on or after January 1, 2015, “Best Average Earnings” for the purposes of the Supplementary Pension Plan shall not be less than the “Best Average Earnings” determined as at December 31, 2014.

2.4

Best Average First Level Earnings: has the meaning assigned to that expression in the Base Plan except that, for the purposes of the Supplementary Pension Plan, the reference to Best Average Earnings in the expression Best Average First Level Earnings in the Base Plan shall be considered to be a reference to the expression “Best Average Earnings” as defined in the Supplementary Pension Plan.

2.5	Best Average Second Level Earnings: has the meaning assigned to that expression in the Base Plan except that, for the purposes of the Supplementary

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

Pension Plan, the references to Best Average Earnings and Best Average First Level Earnings in the expression Best Average Second Level Earnings in the Base Plan shall be considered to be references to the expressions “Best Average Earnings” and “Best Average First Level Earnings”, respectively, as defined in the Supplementary Pension Plan

2.6Board: the Board of Directors of Domtar Corporation.

2.7Code: the U.S. Internal Revenue Code of 1986, as amended.

2.8	Company: means Domtar Corporation and any of its subsidiaries or affiliated companies.

2.9Credited Service:

(a)

For a Member who joined the Supplementary Pension Plan before January 1, 1998, shall, at any date whatsoever, have the meaning given to it by Article I of the Base Plan unless the HR Committee agrees on a start date, for the purpose of determining credited service under the Supplementary Pension Plan, that is different from the start date of the Base Plan.

(b)

For a Member who joined the Supplementary Pension Plan on or after January 1, 1998, shall mean the period of service with the Company starting with the date the Designated Manager becomes a Member of the Supplementary Pension Plan and ending with the date of his Separation from Service, during which the Member is accruing credited service under the DB Option of the Base Plan or the Company is contributing on behalf of the Member under the DC Option of the Base Plan, or would be contributing if it were not for the tax limits.

(c)	For all Members, Credited Service shall exclude service as a member of the management committee of the Company.

2.10Default: shall have the meaning given to it in the Trust Agreement.

2.11	Designated Manager: a manager occupying an Eligible Position who is a participant of the Base Plan and who has been permitted by the HR Committee to participate in the Supplementary Pension Plan.

2.12

Earnings: in relation to a Member: has the meaning assigned to that expression in the Base Plan with the exception that bonuses recognized for a particular year after 2014 will not exceed the lesser of:

(a)	the actual target bonus for the particular year, as determined from time to time by the Company, for the Member; and
(b)	50% of the salary of the Member for the year preceding the particular year.

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

For the period of disability recognized pursuant to Section 11 of the Supplementary Pension Plan, Earnings are deemed based on the Member’s salary rate on the day his disability begins.

2.13	Eligible Position: a position designated as such by the HR Committee upon recommendation of the President and Chief Executive Officer of the Company.

2.14HR Committee: the Human Resources Committee of the Board.

2.15	Member: a Designated Manager from the date he is designated as such and who is accruing benefits under the Supplementary Pension Plan.

2.16Refundable Tax: shall have the meaning given to it in the Trust Agreement.

2.17	Section 409A: section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

2.18Separation from Service: occurs (or a Member Separates from Service) when

(a)

For a U.S. Taxpayer: the Member ceases to be employed by the Company and all entities considered a single employer with the Company under Code Sections 414(b) and (c) as a result of the Member’s death, retirement, or other termination of employment. Whether a Separation from Service takes place is based on all the relevant facts and circumstances and determined in accordance with Section 409A.

(b)	For a Member other than a U.S. Taxpayer: the Member ceases to be employed by the Company as a result of the Member’s death, retirement, or other termination of employment.
2.19	Trust Agreement: the agreement between the Company or a subsidiary or affiliated company and a Trustee, as may be entered into in accordance with Section 13 of the Supplementary Pension Plan.

2.20Trust Fund: shall have the meaning given to it in the Trust Agreement.

2.21Trustee: the trustee party to the Trust Agreement.

2.22U.S. Taxpayer: a Member who

(a)	Is a U.S. citizen; or
(b)	Is a foreign national/U.S. permanent resident (“green card” holder); or
(c)	Is a foreign national who meets the “substantial physical presence” test during an applicable calendar year;

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

(d)	Is a “dual status” individual and either
(i)	Who declares that he is a U.S. Taxpayer (under (a), (b), or (c) above); or
(ii)	Who the Company determines is a U.S. Taxpayer (under (a), (b), or (c) above);
(e)	Is subject to U.S. federal income tax under the terms of the Canada-United States Tax Convention (1980) and the Protocols in effect thereunder; or
(f)	Whose benefits under this Supplementary Pension Plan are otherwise subject to taxation in the U.S.

Notwithstanding the foreign Member declaration of U.S. Taxpayer status, and unless proven otherwise, if the Company’s payroll, human resources, or other records indicate that the Member is a U.S. Taxpayer, then the Member shall be deemed to be a U.S. Taxpayer for the purposes of the Supplementary Pension Plan.

2.23	For the purposes of the present document, the terms and expressions listed below shall have the meaning given to them in the Base Plan:
o	Actuarial Equivalent Value
o	Normal Retirement Date

3.	Normal Retirement

A Member who Separates from Service on or beyond his Normal Retirement Date shall receive from the Company, in accordance with the Supplementary Pension Plan, a monthly pension of one twelfth of the excess of (a) over (b) below:

(a)	his Accrued Retirement Pension, determined on his date of Separation from Service;

(b)	the sum of (i) and (ii) below:

(i)

for the years of Credited Service during which he participated to the
DB Option of the Base Plan, the annual amount of the pension at Normal Retirement Date or of the pension at postponed retirement, as applicable, to which he is entitled on such date in accordance with the Base Plan;

(ii)

for the years of Credited Service during which he participated to the
DC Option of the Base Plan, the annual amount of the pension at Normal Retirement Date or of the pension at postponed retirement, as applicable, to which he would have been entitled under the Base Plan if he had participated to the DB Option of the Base Plan.

For the purposes of this paragraph (b), any amount of pension shall be determined disregarding any credit splitting resulting from a marriage breakdown.

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

If the Designated Manager commenced his participation to the Supplementary Pension Plan after January 1, 1998, his pension under the Supplementary Pension Plan shall be multiplied by the applicable percentage below:

Complete Years Since Appointment as a Designated Manager	Applicable Percentage
1	20%
2	40%
3	60%
4	80%
5 or more	100%
4.	Early Retirement

A Member who Separates from Service, for a reason other than death, before his Normal Retirement Date but on or after age 55, shall receive from the Company, in accordance with the Supplementary Pension Plan, a monthly pension of one twelfth of the excess of (a) over (b) defined below:

(a)	his Accrued Retirement Pension, determined on his retirement date, reduced in the same manner as under the Base Plan;

(b)	the sum of (i) and (ii) below:

(i)

for the years of Credited Service during which he participated to the
DB Option of the Base Plan, the annual early retirement pension amount to which he is entitled on such date in accordance with the Base Plan;

(ii)

for the years of Credited Service during which he participated to the
DC Option of the Base Plan, the annual early retirement pension amount to which he would have been entitled under the Base Plan if he had participated to the DB Option of the Base Plan.

If the Member commenced his participation to the Supplementary Pension Plan after January 1, 1998, his pension under the Supplementary Pension Plan shall be multiplied by the applicable percentage below:

Complete Years Since Appointment as a Designated Manager	Applicable Percentage
1	20%
2	40%
3	60%
4	80%
5 or more	100%

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

5.	Deferral of Early Retirement Pension

A Member, other than a U.S. Taxpayer, who Separates from Service, for a reason other than death, before his Normal Retirement Date but on or after age 55 and who is entitled to a pension from the Supplementary Pension Plan under Article 4 above, may elect to defer the commencement of this pension until the first day of any calendar month preceding or coinciding with his Normal Retirement Date, provided he has chosen the same option for the early retirement pension to which he is entitled in accordance with the Base Plan.

In such event, the amount of pension to which he is entitled in accordance with the Supplementary Pension Plan shall be calculated as provided in Section 4 but using the pension commencement date as the date of calculation of the reduction factors of paragraph (a) of Section 4 and as the date of calculation of the amount of pension under the Base Plan for paragraph (b) of Section 4.

For more certainty, this Section 5 does not apply to a U.S. Taxpayer.

6.	Termination of Employment
6.1

A Member who voluntarily Separates from Service before attaining age 55, or whose Separation from Service before attaining age 55 occurs for just cause, is not entitled to any benefit under the Supplementary Pension Plan.

6.2

Subject to paragraphs 6.3 and 6.4 and 6.5 of the Supplementary Pension Plan, a Member, other than a US Taxpayer, who involuntarily Separates from Service before attaining age 55, for a reason other than death and for other than just cause, shall receive from the Company, in accordance with the Supplementary Pension Plan, a monthly pension determined as in Section 3 above, payable from the Member’s Normal Retirement Date.

Any increase in pension under the DB Option of the Base Canadian Pension Plan after Separation from Service shall have no impact on the pension payable to the Member from the Supplementary Pension Plan under this paragraph 6.2.

6.3

Subject to paragraph 6.4 of the Supplementary Pension Plan, if a Member eligible for a pension in accordance with paragraph 6.2, other than a U.S. Taxpayer, elects to receive the pension to which he is entitled in accordance with the Base Plan before his Normal Retirement Date, he shall receive from the Company, in accordance with the Supplementary Pension Plan and in lieu of the monthly pension provided under paragraph 6.2 of the Supplementary Pension Plan, a monthly pension that will commence on the same date as will the pension due in accordance with the Base Plan. If the Member is only entitled to receive benefits under the DC Option of the Base Plan, the Member may elect to receive the pension to which he is entitled at a date that would be permitted under the DB Option of the Base Plan if the Member were entitled to benefits under the DB Option. In these events, the pension under the Supplementary Pension Plan shall be the Actuarial Equivalent Value of the pension otherwise payable from his Normal Retirement Date.

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

6.4

Instead of the pension described in paragraph 6.2 or 6.3 above, a Member, other than a US Taxpayer, may elect to receive a single lump sum payment equal to the Actuarial Equivalent Value of the pension described in paragraph 6.2 above.

6.5

A U.S. Taxpayer who involuntarily Separates from Service before attaining age 55, for a reason other than death and for other than just cause, shall receive from the Company, in accordance with the Supplementary Pension Plan, a monthly pension determined as in Section 3 above, payable starting on the first day of the month coinciding with or following the month of the Member’s date of Separation from Service. In this event, the pension under the Supplementary Pension Plan shall be the Actuarial Equivalent Value of the pension otherwise payable from his Normal Retirement Date.

7.	Normal Form of Pension

The normal form of pension payable under the Supplementary Pension Plan shall consist of monthly benefits payable in equal amounts starting on the first day of the month coinciding with or following the month of the Member’s date of Separation from Service and on the first day of every subsequent month for the life of the Member, provided, however, that, for a U.S. Taxpayer, any such payment that is subject to Section 409A and that would otherwise be payable within six months following the Member’s Separation from Service shall be delayed and paid on the first day of the month following the six-month anniversary of the Member’s Separation from Service to the extent necessary to comply with Section 409A. If the Member dies before 60 monthly payments have been made, payments under the Supplementary Pension Plan shall continue to his estate until 60 monthly payments have been made.

For the purposes of Articles 3, 4, and 6 of the present document, the pension amount due in accordance with the Base Plan shall be that which corresponds to the normal form of pension and shall exclude the additional pension resulting from excess contributions of the Base Plan, if any.

8.	Optional Forms of Pension
(a)

For a Member other than a U.S. Taxpayer, if the Member elects (or is deemed to have elected) to receive the pension to which he is entitled in accordance with the Base Plan under an optional form of payment provided by the Base Plan, he will be assumed to have elected the same option for the payment of the pension due in accordance with the Supplementary Pension Plan.

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

In this event, the payment of the pension due in accordance with the Supplementary Pension Plan shall be made following the terms and conditions applicable under the Base Plan for the optional form of pension elected (or deemed to have been elected). However, if the Member elects a form of pension under the DB Option of the Base Plan that has an Actuarial Equivalent Value greater than the Actuarial Equivalent Value of the pension under the normal form of payment under the Supplementary Pension Plan, the Supplementary Pension Plan pension shall be reduced by the Actuarial Equivalent Value of such additional value under the Base Plan.

(b)

For a U.S. Taxpayer, the Member may elect to receive the pension to which he is entitled in any of the optional forms of payment provided under the Base Plan that constitutes a “life annuity” within the meaning of U.S. Treas. Reg. 1.409A-2(b)(2)(ii). Any such election must be made prior to the date that any benefit is paid or provided under the Supplementary Pension Plan and must commence on the same date that the normal form of payment described in Section 7 would otherwise have commenced (taking into account any six-month delay required under Section 7).

Payment of the pension due in accordance with the Supplementary Pension Plan shall be the Actuarial Equivalent Value of the pension to which the Member would otherwise be entitled under the normal form of payment described in Section 7.

9.	Death Before Commencement of Pension Payments

If a Member Separates from Service by reason of death before the commencement of his pension payments, his estate shall receive a single lump sum payment equal to the Actuarial Equivalent Value of the benefits to which he would have been entitled under the Supplementary Pension Plan had he Separated from Service involuntarily for a reason other than death and just cause on the day of his death. Any such payment shall be made within 90 days of the date of the Member’s death.

If a Member dies after Separation of Service and before the payment of any benefit under the Supplementary Pension Plan and the Member is entitled to a deferred pension under Section 5, 6.2 or 6.5, his estate shall receive a single lump sum equal to the Actuarial Equivalent Value of the benefits to which he would otherwise be entitled to receive under Section 5, 6.2 or 6.5 as applicable to the Member. Any such payment shall be made within 90 days of the date of the Member`s death.

10.	Death After Commencement of Pension Payments

Subject to Article 8, if a Member dies after payment of his pension, determined in accordance with Articles 3, 4, 5 or 6, as applicable, has commenced, the death benefits shall be determined in accordance with the normal form of pension as described in Article 7.

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

11.	Disability

A Member who is considered disabled under the Base Plan, and who continues, on that basis, to accrue Credited Service and pension credits under that plan, shall continue to accrue Credited Service for the purposes of the Supplementary Pension Plan.

For the purposes of the Supplementary Pension Plan, a disabled Member is deemed to have Separated from Service on the date he Separated from Service under the Base Plan.

12.	Administration

The HR Committee is responsible for the administration of the Supplementary Pension Plan, the supervision of its application and the interpretation of its provisions. With respect to Members who are not U.S. Taxpayers, the HR Committee may, at its discretion, approve other settlement options of benefits payable under this Supplementary Pension Plan.

13.	Funding

This Section 13 does not apply to U.S. Taxpayers.

(a)

The Company shall arrange for the issuance of a new Letter of Credit, or the renewal of an existing Letter of Credit, in accordance with this Section 13, and in accordance with the Trust Agreement, in respect of benefits payable under the Supplementary Pension Plan on behalf of persons who were Members on the effective date of the Trust Agreement and were actively employed by the Company on that date, provided such persons or their survivors who are entitled to benefits under the Supplementary Pension Plan are not U.S. Taxpayers. On the effective date of the Trust Agreement, the Supplementary Pension Plan shall become a retirement compensation arrangement within the meaning of the Income Tax Act.

Coverage in respect of benefits under the Supplementary Pension Plan by the Letter of Credit shall cease once all benefits payable under the Supplementary Pension Plan on behalf of a person have been paid. Coverage in respect of benefits under the Supplementary Pension Plan by the Letter of Credit shall also cease with respect to all benefits when a Member becomes a U.S. Taxpayer.

The amount of the Letter of Credit shall be determined in accordance with an actuarial valuation performed in accordance with the Trust Agreement.

Coverage by the Letter of Credit for benefits payable under the Supplementary Pension Plan may be combined with coverage for benefits payable under the DB SERP for Management Committee Members of Domtar and the DC SERP for Designated Executives of Domtar.

If an event of Default occurs, benefits covered by the Letter of Credit shall be settled in a lump sum amount. Subject to the terms and assumptions specified in the Trust Agreement, in the case of Members covered by the Letter of Credit who are age 55

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016 or over or on behalf of whom a pension is in payment, such lump sum amount shall be determined in a manner allowing the purchase of a prescribed annuity providing an after-tax pension amount reasonably similar to what would have been provided under the Supplementary Pension Plan if retirement had occurred on the date of Default if it had not already occurred; and such lump sum amount shall be used to purchase a prescribed annuity on behalf of the Member. Also, subject to the terms and assumptions specified in the Trust Agreement, in the case of Members covered by the Letter of Credit who are aged less than 55, such lump sum amount shall be determined in a manner allowing to accumulate on an after-tax return basis to an amount that could be used by the Member to purchase a prescribed annuity at Normal Retirement Date that would provide an after-tax pension amount reasonably similar to the deferred pension that would have been provided under the Supplementary Pension Plan if an involuntary Separation from Service had occurred on the date of Default.

(b)

Where a Letter of Credit is issued or renewed in accordance with this Section 13, the Company shall arrange with the issuer thereof to issue or renew, as the case may be, the Letter of Credit in the name of the Trustee, to be held by the Trustee as part of the Trust Fund.

(c)

To secure the issuance or renewal of a Letter of Credit, the Company shall contribute to the Trust Fund the amount that, after withholding and payment of the Refundable Tax therefrom, is required by the issuer of the Letter of Credit for the issuance or renewal of the Letter of Credit, as the case may be.

(d)	On or before the Renewal Date of a particular Letter of Credit held by the Trustee, the Company shall either:

(i)	cause the issuer of the particular Letter of Credit to renew it on the same terms and conditions as applied before the renewal;

(ii)	substitute for the particular Letter of Credit another Letter of Credit on the same terms and conditions as the particular Letter of Credit; or

(iii)	contribute to the Trust Fund the face amount of the Letter of Credit or such other amount required in accordance with the last actuarial valuation report.

(e)	Where the Company does not comply with paragraph (d) of this Section 13 or where there occurs a Default, the Trustee shall forthwith demand payment under the Letter of Credit.

(f)	In this Section 13,

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

“Letter of Credit” means an irrevocable, standby, unsecured letter of credit obtained from a Schedule 1 Canadian Bank or other lender with a term of one year which names the Trustee as beneficiary permitted to draw down (an amount up to the face amount) on the Letter of Credit on the occurrence of a Default or a failure by the Company to comply with paragraph (d) of this Section 13, and which shall require the issuing bank or lender to withhold and remit to the Receiver General the appropriate amount of Refundable Tax (provided that, notwithstanding the foregoing, the first Letter of Credit issued in connection with this Supplementary Pension Plan may have a term of less than one year);

“Renewal Date”, in relation to a Letter of Credit, means the date that is thirty (30) days before the Letter of Credit is to expire.

(g)

For more certainty, in the event that, for whatever reason, the assets of the Trust Fund are insufficient to settle in full the benefits payable under the Supplementary Pension Plan as and when they become due, notwithstanding any other provision of this Section 13, the Company shall remain responsible for the payment of such remaining benefits.

14.	Non-Alienation of Benefits

No benefit payable under the provisions of the Supplementary Pension Plan shall be in any manner capable of anticipation, surrender, commutation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; nor shall any such benefit be in any manner subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, except as specifically provided in any applicable legislation.

15.	Conflicts or Inconsistencies

In the event of any conflict or inconsistency between the provisions of the Supplementary Pension Plan and the provisions of the Base Plan, the provisions of the Supplementary Pension Plan shall prevail.

16.	Amendments

The Company reserves the right to amend or terminate the Supplementary Pension Plan at any time. Subject to Section 17.6, no amendment or termination shall adversely affect any benefits that have accrued up to the effective date of such change, based on Earnings, Credited Service and Base Plan accrued benefits up to that date, which effective date shall not precede the date on which the change is communicated to the Member. Notwithstanding the foregoing, any amendment to this Supplementary Pension Plan which is the result of a change to the Base Plan shall take effect as of the same date as applicable in respect of the amendment to the Base Plan.

17.	General Provisions
17.1	Currency

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

All amounts under the Supplementary Pension Plan shall be in Canadian currency.

17.2	Withholding and reporting

All payments under the Supplementary Pension Plan are expressed on a pre-tax basis and shall be subject to applicable withholding tax and reporting pursuant to applicable legislation.

17.3	Interpretation

The Supplementary Pension Plan shall be interpreted, with respect to a Member, in accordance with the laws of the same jurisdiction as applicable for purposes of the Member’s employment agreement with the Company, which is in force at the relevant time, or in the absence of an employment agreement, with the law of the Province of Québec.

17.4	Entire Agreement

The Supplementary Pension Plan supersedes and replaces any and all prior plans, agreements, arrangements or understandings between the Company and the Senior Executive Employee regarding any retirement benefits to be provided to the Senior Executive Employee in excess of those that may be payable in accordance with the provisions of the Base Plans.

17.5	Severability

Should any of the provisions of the Supplementary Pension Plan and/or conditions be illegal or not enforceable, it or they shall be considered severable and the Supplementary Pension Plan and the remaining conditions shall remain in full force and effect and be binding upon the parties as though the said provision or provisions had never been included.

17.6	Enurement

The Supplementary Pension Plan shall enure to the benefit of and be binding upon the respective successors of the parties hereto, and the heirs, administrators and legal representatives of the Member.

17.7	Section 409A

Neither the Company nor any of its directors, officers or employees shall have any liability to a Member in the event Section 409A applies to any benefit paid or provided pursuant to the Supplementary Pension Plan in a manner that results in adverse tax consequences for the Member or any of his or her beneficiaries or transferees. The HR Committee may unilaterally amend, modify or terminate any benefit provided under the Supplementary Pension Plan if it determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.

17.8	Claims Procedure

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016

The HR Committee shall adopt claims procedures, with respect to Members who are U.S. Taxpayers, in accordance with Department of Labor Regulations Section 2560.503-1.

Supplementary Pension Plan for Designated Managers of Domtar Inc.,
As in effect on March 7, 2007, amended and restated on April 30, 2013, and further on December 7, 2016